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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 10, 2002

IMAGE ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-11071	84-0685613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9333 Oso Avenue, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (818) 407-9100

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On September 10, 2002, Image Entertainment, Inc. (the "Company") consummated the sale of 1,801,315 unregistered shares of its common stock, and agreed to issue a warrant to purchase up to 270,198 shares of its common stock, through a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

        The Company entered into a Stock Purchase Agreement, dated September 10, 2002 (the "Purchase Agreement"), with Standard Broadcasting Corporation Limited, a Canadian corporation ("SBC"), pursuant to which SBC will purchase 1,801,315 unregistered shares of the Company's common stock, no par value, for Two Million Dollars (US $2,000,000.00) in United States currency, or $1.1103 per share. The closing of the transactions pursuant to the Purchase Agreement will take place on September 25, 2002. In addition, pursuant to the Purchase Agreement, on September 25, 2002, the Company will issue and deliver (i) a warrant to SBC for the purchase of up to 270,198 shares of common stock at an exercise price of US $1.22133 per share, exercisable between September 25, 2003 and September 25, 2007, and (ii) a registration rights agreement in connection with registration of the shares of common stock to be sold and issued to SBC pursuant to the Purchase Agreement and in connection with the exercise of the Warrant.

Item 9. Regulation FD Disclosure

        On September 12, 2002, the Company issued a press release describing the transaction described in Item 5 herein.

EXHIBIT INDEX

4.1	Form of Registration Rights Agreement, dated as of September 25, 2002, between the Company and SBC.
99.1	Stock Purchase Agreement, dated as of September 10, 2002, between the Company and SBC.
99.2	Form of Warrant to be issued to SBC for the purchase of up to 270,198 shares of common stock.
99.3	Press Release issued on September 12, 2002, describing the sale of the Company's securities.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMAGE ENTERTAINMENT, INC. Registrant
Dated: September 10, 2002	By:	/s/ JEFF M. FRAMER
		Name:	Jeff M. Framer
		Title:	Chief Financial Officer

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Item 5. Other Events
Item 9. Regulation FD Disclosure
EXHIBIT INDEX
SIGNATURE